Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTED, that each person whose signature appears below hereby appoints Robert D. Moore acting alone, his true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, Foresight Energy LP’s Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended December 31, 2018, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney on the dates indicated.

Signature	Title	Date
/s/ G. Nicholas Casey G. Nicholas Casey	Director	February 26, 2019
/s/ Daniel S. Hermann Daniel S. Hermann	Director	February 26, 2019
/s/ Robert E. Murray Robert E. Murray	Director	February 26, 2019
/s/ Brian D. Sullivan Brian D. Sullivan	Director	February 26, 2019
/s/ Paul H. Vining Paul H. Vining	Director	February 26, 2019